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                                 EXHIBIT INDEX


Exhibit 99.1 Press Release issued by MBLA Financial Corporation on August 26, 1999.


















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                                 EXHIBIT 99.1

*FOR IMMEDIATE RELEASE*


           MBLA FINANCIAL CORPORATION'S STOCKHOLDERS APPROVE MERGER


      Macon,  Missouri (August 26, 1999) -- MBLA Financial  Corporation (Nasdaq:
MBLF) today announced that, at its Special Meeting of Stockholders held yesterday, its stockholders overwhelmingly approved the Agreement and Plan of Merger with Citizens Bancshares Company, pursuant to which Citizens would acquire MBLA. Under the terms of the merger agreement, each share of MBLA common stock would be exchanged for a cash payment equal to $24.15 plus an amount equal to the change in adjusted book value per share of MBLA from December 31, 1998 to the end of the month prior to the closing.

      The merger, which is subject to the receipt of all required regulatory approvals, is expected to close in the fourth quarter of 1999.

For further information contact:

John T. Neer
President and CEO
MBLA Financial Corporation
(660) 385-2122